Exhibit 99.1

NetScout Systems Reports Financial Results For Fourth Quarter and Fiscal Year End 2015

Exceptionally Strong Q4 FY15 EPS Performance Caps Successful FY15;

FY15 GAAP & Non-GAAP Revenue Increased 14% with GAAP EPS Up 26% and Non-GAAP EPS Up 33%

WESTFORD, Mass.--(BUSINESS WIRE)--April 30, 2015--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q4 FY 2015
	GAAP	% Growth v. Q4 FY14	Non-GAAP	% Growth v. Q4 FY14
Revenue	$119.4 million	6%	$119.4 million	6%
Net income	$20.9 million	25%	$27.9 million	38%
Net income per diluted share	$0.50	25%	$0.67	40%

	FY 2015
	GAAP	% Growth v. FY14	Non-GAAP	% Growth v. FY14
Revenue	$453.7 million	14%	$453.7 million	14%
Net income	$61.2 million	25%	$84.3 million	31%
Net income per share	$1.47	26%	$2.03	33%

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2015.

“NetScout completed its fiscal year 2015 with strong revenue growth of 14% that helped drive stellar non-GAAP EPS growth of 33%,” stated Anil Singhal, NetScout’s President and CEO. “Overall, we made notable progress this year as we innovated, successfully expanded our customer relationships worldwide, and delivered our third consecutive year of solid non-GAAP revenue growth with even stronger profitability growth. Just as important, we have set the stage for accelerating the Company’s ability to fully execute its strategy and better capitalize on a range of attractive growth opportunities worldwide through our previously announced plans to acquire Danaher’s Communications Business. We are particularly pleased with demand levels in our service provider segment, which enabled us to exceed our target of 20 percent growth for service provider product revenue for yet another year. We continued to make progress expanding our customer relationships although we experienced some delays in fourth-quarter purchasing by certain international customers primarily resulting from macroeconomic headwinds associated with the volatile foreign exchange environment that has developed over the past six months.”

Q4 and FY15 Financial Results

Total revenue for the fourth quarter of fiscal year 2015 was $119.4 million, a 6% increase over $112.3 million in the same period last year. Non-GAAP revenue for the fourth quarter of fiscal year 2015 also increased by 6%. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Total product revenue for the fourth quarter of fiscal year 2015 was $74.1 million, an increase of 5% from the same period last year. Service revenue of $45.3 million for the fourth quarter of fiscal year 2015 grew by 8% on a GAAP basis from the same period last year. Non-GAAP service revenue was $45.3 million for the fourth quarter of fiscal year 2015, an 8% increase over the same quarter in fiscal year 2014.

Income from operations was $30.6 million in the fourth quarter of fiscal year 2015, an increase of 18% from $26.0 million in the same quarter last year. Fourth-quarter fiscal year 2015 non-GAAP income from operations was $42.7 million, a 36% increase over the same quarter one year ago.

Net income for the fourth quarter of fiscal year 2015 was $20.9 million, or $0.50 per diluted share, compared with net income of $16.7 million, or $0.40 per diluted share in the fourth quarter one year ago. On a non-GAAP basis, net income for the fourth quarter was $27.9 million, or $0.67 per diluted share, versus non-GAAP net income of $20.2 million, or $0.48 per diluted share, in the fourth quarter of fiscal year 2014.

Other notable financial highlights for the fourth quarter and fiscal year 2015 included:

  NetScout’s operating margin for the fourth quarter of fiscal year 2015 was 25.6%, compared with 23.1% one year ago and 22.7% on a sequential basis. NetScout’s non-GAAP operating margin for the fourth quarter of fiscal year 2015 was 35.8%, versus 27.9% a year ago and 31.6% on a sequential basis.
  Fiscal year 2015 total revenue was $453.7 million, which represents 14% growth over fiscal year 2014 total revenue. On a non-GAAP basis, fiscal year 2015 total revenue of $453.7 million also increased by 14% over the prior fiscal year.
  Fiscal year 2015 product revenue of $272.9 million increased by 16% over the prior fiscal year. For fiscal year 2015, service revenue was $180.8 million, which is 11% higher than fiscal year 2014’s service revenue. On a non-GAAP basis, service revenue of $180.8 million for fiscal year 2015 also grew by 11% over last year.
  NetScout’s operating margin for fiscal year 2015 was 21.3%, compared with 19.7% one year ago. NetScout’s non-GAAP operating margin for fiscal year 2015 was 29.5%, versus 25.4% in fiscal year 2014.
  Fiscal year 2015 net income was $61.2 million, or $1.47 per diluted share, compared with $49.1 million, or $1.17 per diluted share, in fiscal year 2014. Non-GAAP net income for fiscal year 2015 was $84.3 million, or $2.03 per diluted share, compared with $64.2 million, or $1.53 per diluted share, in fiscal year 2014.
  As of March 31, 2015, cash and cash equivalents, and short and long-term marketable securities were $264.9 million, an increase of $24.2 million since the end of the third quarter and an increase of $46.1 million since the end of fiscal year 2014.

During the fourth quarter of fiscal year 2015, NetScout repurchased 500,000 shares of common stock at an average price of $40.03 per share, totaling $20.0 million. During fiscal year 2015, NetScout repurchased a total of 1,000,000 shares at an average price of $40.92 per share, totaling $40.9 million, as part of its existing $100 million open market stock repurchase program.

Guidance:
NetScout currently anticipates that the Company’s acquisition of Danaher’s Communications Business will be completed in July. As a result, NetScout is providing guidance only for the first quarter of fiscal year 2016. For the first quarter of fiscal year 2016, NetScout expects GAAP and non-GAAP revenue to be in the range of $95 million to $110 million. GAAP net income per diluted share is expected to be in the range of $0.14 to $0.27 and non-GAAP net income per diluted share between $0.25 and $0.38. NetScout plans to offer updated guidance for fiscal year 2016 when it reports its first-quarter fiscal year 2016 results in late July.

For the first quarter of fiscal year 2016, the non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $3.5 million, estimated amortization of acquired intangible assets of approximately $1.8 million, compensation for post combination services of approximately $0.1 million, business development expenses of approximately $2.1 million, and the related impact of these adjustments on the provision for income taxes of $2.8 million.

NetScout’s Special Meeting of Stockholders:
As previously announced last week, NetScout plans to hold a special meeting of stockholders on June 25, 2015 to approve the issuance of 62.5 million shares of NetScout common stock in connection with the transactions necessary to complete the acquisition of Danaher’s Communications Business. Stockholders of record as of the close of business on May 1, 2015 will be entitled to notice of, and to vote at, the special stockholders meeting.

Conference Call Instructions:
NetScout will host a conference call to discuss its fourth-quarter and fiscal year-end 2015 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID: 19479493. A replay of the call will be available after 11:30 a.m. ET on April 30, 2015 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 19479493.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP operating margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP income from operations includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in service assurance solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. NetScout technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology.

Additional Information and Where You Can Find It
NetScout’s Registration Statement on Form S-4, Preliminary Proxy Statement on Schedule 14A and other documents concerning the proposed acquisition of Danaher’s Communications business have been filed with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the S-4 Registration Statement and Proxy Statement, along with other relevant documents filed with the SEC, when they become available because they will contain important information. Security holders may obtain a free copy of the Registration Statement and Proxy Statement (when it is available) and other documents filed by NetScout with the SEC at the SEC’s website at www.sec.gov. The Registration Statement and Proxy Statement, along with other documents, may also be obtained for free by contacting Andrew Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at ir@netscout.com, or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.

This communication is not a solicitation of a proxy from any security holder of NetScout. However, NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of NetScout’s common stock may be found in its preliminary proxy statement filed with the SEC on April 6, 2015. This document can be obtained free of charge from the SEC website at www.sec.gov.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the events and timing associated with completing the merger with Danaher’s communication business and the financial guidance for NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; our ability to retain key executives and employees; the failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder approvals; the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; failure to consummate or delay in consummating the transaction for other reasons; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Registration Statement on Form S-4, Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2015 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2015	2014	2015	2014
Revenue:
Product	$74,130	$70,373	$272,895	$234,268
Service	45,255	41,944	180,774	162,379
Total revenue	119,385	112,317	453,669	396,647

Cost of revenue:
Product	14,022	15,102	59,037	51,219
Service	9,366	9,183	35,524	33,294
Total cost of revenue	23,388	24,285	94,561	84,513

Gross profit	95,997	88,032	359,108	312,134

Operating expenses:
Research and development	18,370	19,503	75,242	70,454
Sales and marketing	32,142	33,427	136,446	129,611
General and administrative	14,085	8,256	47,296	30,623
Amortization of acquired intangible assets	812	861	3,351	3,432
Total operating expenses	65,409	62,047	262,335	234,120

Income from operations	30,588	25,985	96,773	78,014
Interest and other expense, net	(622)	(70)	(1,808)	(158)

Income before income tax expense	29,966	25,915	94,965	77,856
Income tax expense	9,112	9,239	33,773	28,750
Net income	$20,854	$16,676	$61,192	$49,106

Basic net income per share	$0.51	$0.40	$1.49	$1.19
Diluted net income per share	$0.50	$0.40	$1.47	$1.17
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,073	41,240	41,105	41,366
Net income per share - diluted	41,531	41,899	41,637	41,955

NetScout Systems, Inc. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Months Ended March 31,

	2015	2014	2014	2015	2014

GAAP Revenue	$119,385	$112,317	$122,833	$453,669	$396,647
Deferred revenue fair value adjustment	-	139	-	18	558
Non-GAAP Revenue	$119,385	$112,456	$122,833	$453,687	$397,205

GAAP Gross profit	$95,997	$88,032	$95,851	$359,108	$312,134
Deferred revenue fair value adjustment	-	139	-	18	558
Share-based compensation expense (1)	458	229	379	1,532	969
Amortization of acquired intangible assets (2)	877	853	905	3,639	3,333
Compensation for post combination services (4)	-	9	2	19	34
Non-GAAP Gross profit	$97,332	$89,262	$97,137	$364,316	$317,028

GAAP Income from operations	$30,588	$25,985	$27,939	$96,773	$78,014
Deferred revenue fair value adjustment	-	139	-	18	558
Share-based compensation expense (1)	4,633	2,971	4,150	16,580	12,930
Amortization of acquired intangible assets (2)	1,689	1,714	1,726	6,990	6,765
Business development and integration expense (3)	5,781	41	4,698	11,956	523
Compensation for post combination services (4)	21	530	312	1,414	2,215
Non-GAAP Income from operations	$42,712	$31,380	$38,825	$133,731	$101,005

GAAP Net income	$20,854	$16,676	$17,629	$61,192	$49,106
Deferred revenue fair value adjustment	-	139	-	18	558
Share-based compensation expense (1)	4,633	2,971	4,150	16,580	12,930
Amortization of acquired intangible assets (2)	1,689	1,714	1,726	6,990	6,765
Business development and integration expense (3)	5,781	41	4,698	11,956	523
Compensation for post combination services (4)	21	530	312	1,414	2,215
Income tax adjustments (5)	(5,083)	(1,845)	(3,909)	(13,810)	(7,879)
Non-GAAP Net income	$27,895	$20,226	$24,606	$84,340	$64,218

GAAP Diluted Net income per share	$0.50	$0.40	$0.42	$1.47	$1.17
Share impact of non-GAAP adjustments identified above	0.17	0.08	0.17	0.56	0.36
Non-GAAP Diluted net income per share	$0.67	$0.48	$0.59	$2.03	$1.53

Shares used in computing non-GAAP diluted net income per share	41,531	41,899	41,536	41,637	41,955

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$100	$54	$85	$338	$228
Cost of service revenue	358	175	294	1,194	741
Research and development	1,534	1,045	1,455	5,505	4,361
Sales and marketing	1,422	839	1,221	4,841	3,791
General and administrative	1,219	858	1,095	4,702	3,809
Total share-based compensation expense	$4,633	$2,971	$4,150	$16,580	$12,930

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$877	$853	$905	$3,639	$3,333
Operating expenses	812	861	821	3,351	3,432
Total amortization expense	$1,689	$1,714	$1,726	$6,990	$6,765

(3) Business development and integration expense included in these amounts is as follows:
Sales and marketing	394	-	-	394	-
General and administrative	5,387	41	4,698	11,562	523
Total business development and integration expense	$5,781	$41	$4,698	$11,956	$523

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	-	6	1	13	23
Cost of service revenue	-	3	1	6	11
Research and development	21	199	211	652	902
Sales and marketing	-	38	14	90	153
General and administrative	-	284	85	653	1,126
Total compensation for post combination services	$21	$530	$312	$1,414	$2,215

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(4,606)	$(2,052)	$(4,136)	$(14,043)	$(8,737)
Tax impact of non-GAAP reconciling items in loss jurisdictions	(477)	207	227	233	858
Total income tax adjustments	$(5,083)	$(1,845)	$(3,909)	$(13,810)	$(7,879)

NetScout Systems, Inc. Consolidated Balance Sheets (In thousands)

	March 31, 2015	March 31, 2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$206,285	$177,310
Accounts receivable, net	82,226	60,518
Inventories	12,130	12,580
Prepaid expenses and other current assets	36,643	28,354

Total current assets	337,284	278,762

Fixed assets, net	23,864	23,098
Goodwill and intangible assets, net	247,625	261,959
Long-term marketable securities	58,572	41,484
Other assets	1,704	2,460

Total assets	$669,049	$607,763

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,077	$11,541
Accrued compensation	36,553	34,901
Accrued other	14,581	7,221
Deferred revenue	123,422	109,301

Total current liabilities	187,633	162,964

Other long-term liabilities	6,479	6,661
Deferred tax liability	10,639	2,757
Accrued long-term retirement benefits	1,587	1,581
Long-term deferred revenue	26,961	24,639

Total liabilities	233,299	198,602

Stockholders' equity:
Common stock	51	50
Additional paid-in capital	298,101	273,574
Accumulated other comprehensive income	(4,645)	2,772
Treasury stock, at cost	(169,516)	(117,802)
Retained earnings	311,759	250,567

Total stockholders' equity	435,750	409,161

Total liabilities and stockholders' equity	$669,049	$607,763

CONTACT:
NetScout Systems, Inc.
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com